Free Writing Prospectus
Filed on September 30, 2009
pursuant to Rule 433
Registration Statement Nos. 333-148505,
333-148505-01 and 333-148505-02
Ford Credit Floorplan Master Owner Trust A

***PRICED*** FORDF 2009-2

Ford Credit Floorplan Master Owner  Trust A Series 2009-2 Asset Backed Notes
FORDF 2009-2

Class	Size	WAL	Mdy/S&P/DBRS	ExpFinal	LglFinal	Bnch+Spread
A	1,500mm	2.93y	Aaa/AAA/AAA	15-Sep-2012	15-Sep-2014	1mL + 155	*PRICED*

TALF eligible:	Yes, 14% haircut
ERISA eligible:	Yes
CUSIP:	34528QAH7
Settle Date:	October 9, 2009
Joint-Bookrunners:	Barclays Capital, Morgan Stanley
Co-Managers:	BAC, BNP, C, DB, HSBC, RBS
__________________________________________________

THIS ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.  ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS BY CALLING MORGAN STANLEY TOLL-FREE AT 1-866-718-1649 OR BARCLAYS CAPITAL INC. TOLL-FREE AT 1-888-603-5847.